UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2020 (May 5, 2020)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone Box 372, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2020, the Board of Directors, or the Board, of On Track Innovations Ltd., or the Company, appointed Ms. Sandra Bjork Hardardottir, effective as of May 5, 2020, as a director on the Board, to serve until the next general meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s Articles of Association. As a director of the Company, Ms. Hardardottir will be entitled to the same cash and equity compensation payable to the other non-executive directors of the Company and will enter an indemnification agreement. The equity compensation for the period commencing after Ms. Hardardottir’s election by the Company’s shareholders is subject to the approval of the Company’s shareholders.

Ms. Hardardottir, age 46, has over twenty years of experience as a results-driven senior executive. From 1994 to 2001, Ms. Hardardottir was the founder and Managing Director of Premier Recruitment Ltd., a recruitment company specializing in the construction industry, and co-founder of Premier Electrical Ltd., an electrical contractor in the commercial and industrial sectors. From 2003 to 2008, Ms. Hardardottir served initially as a Senior Business Analyst and then was promoted to Senior Executive of a national U.S. management consulting firm. From 2008 to 2012, Ms. Hardardottir held interim roles such as President and Director of Operations of companies that required short term relief to shareholders and leadership teams that faced immediate challenges requiring a shift in strategic focus and rebuilding of core competencies to align with company goals. From 2014 to 2017, Ms. Hardardottir acted as a Senior Business/Executive Analyst for Cogent Analytics, LLC, performing holistic business analysis and providing recommendations to improve performance through organizational structuring, operational efficiencies, and profit engineering. Ms. Hardardottir completed an International Finance Reporting and Controls course and holds an M.B.A. with honors from Durham University Business School in England.

The appointment of Ms. Hardardottir as a director of the Company was made pursuant to the provisions of the share purchase agreement, or the Share Purchase Agreement, dated December 23, 2019, by and among the Company, Jerry L. Ivy, Jr. Descendants’ Trust, or Ivy, and other two investors, relating to a private placement of an aggregate of 12,500,000 ordinary shares, the entry into which was reported on the Current Report on Form 8-K filed by the Company on December 26, 2019. Pursuant to the Share Purchase Agreement, among other things, the Board agreed to appoint two representatives to the Board, designated by Ivy, and accordingly, appointed Ms. Hardardottir, who is Ivy’s designee, as one of the two directors. Other than the understanding mentioned above, Ms. Hardardottir has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Hardardottir does not have a family relationship with any member of the Board or any executive officer of the Company. It has not yet been determined if Ms. Hardardottir will be appointed to any Board committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: May 7, 2020	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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